ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070872581-50
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/18/2007 11:11 AM
	Entity Number E0880042007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	SURF A MOVIE SOLUTIONS INC.
2. **Resident Agent Name and Street Address:** *(must be a Nevada address where process may be served)*	Business Filings Incorporated Name 6100 Neil Road, Suite 500, / Reno / Nevada 89511 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. **Shares:** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 2,000 · Par value per share: $ $0.01 · Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. Mazen Hleiss Name 2460 Commercial Drive Suite 203 / Vancouver / British Columbia / V5N 4B9 Street Address / City / State / Zip Code 2. Ricardo Ruiz Name 2460 Commercial Drive Suite 203 / Vancouver / British Columbia / V5N 4B9 Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** *(optional - see instructions)*	The purpose of this Corporation shall be: All lawful business
6. **Name, Address and Signature of Incorporator:** *(attach additional page if more than 1 incorporator)*	The Nevada Company, Mark Williams, A.V.P. / X [signature] Name / Signature 8040 Excelsior Drive, Suite 200 / Madison / WI / 53717 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] / November 30, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company / Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	00001742554-28
	Filing Date and Time 02/22/2008 4:22 PM
	Entity Number E0880042007-9

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Surf A Movie Solutions Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article #4
Par Value shares increased to 50,000,000 at par value $0.001

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________ Signature

X ______________________ Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.